OPERATING DEFICIT AND RENTAL ACHIEVEMENT AGREEMENT




       THIS AGREEMENT is made as of November 23, 1994, among Signature Midwest, L.P., a Missouri limited partnership (the "Partnership"), National Capital Management Corp., a Delaware corporation ("NCMC"), National Corporate Tax Credit Fund, a California limited partnership ("Investor"), and National Corporate Tax Credit, Inc., a California corporation (the "Special Limited Partner").


       NOW THEREFORE, in consideration of the mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


       1. Definitions. Capitalized terms used herein have the same meanings as set forth in the Investment Agreement, dated as of January 1, 1993, by and between the Partnership, Investor, the Special Limited Partner, NCQ Realty, Inc., a Delaware corporation and an affiliate of NCMC ("NCQ"), and certain other parties (the "Investment Agreement") and the Second Amended and Restated Agreement of Limited Partnership of the Partnership of even date herewith (the "Amended Partnership Agreement"), each as amended, unless specifically defined herein.


       2. Operating Deficit Agreement.


              2.1 NCMC hereby covenants that from the date hereof until the funding of the Permanent Loan it will pay all expenses of operating and maintaining the Apartment Complex to the extent necessary to maintain Break-Even Level, up to a maximum of $75,000. Any payments required pursuant to this Paragraph 2.1 shall be deemed an advance to the Operating General Partner and a subsequent capital contribution to the Partnership by the Operating General Partner.


              2.2 NCMC hereby covenants to lend to the Partnership, up to a maximum of $75,000 (exclusive of any amounts advanced pursuant to Paragraph 2.1), any amounts required to fund Operating Deficits incurred by the Partnership during the three-year period commencing with the date on which the Permanent Loan is funded. All loans made by NCMC pursuant to this Paragraph 2.2 shall not bear interest and shall be repayable by the Partnership in the manner provided in Article 9 of the Amended Partnership Agreement for Operating Loans .


              2.3 Any advances required pursuant to
Paragraph 2.1 or loans required pursuant to Paragraph 2.2 shall be made and funded by NCMC when the operating obligations of the Partnership giving rise to the Operating Deficit are due or, if no due date is specified, by the earlier of (a) the end of the calendar year in which incurred, or (b) within 30 days after presentation of each invoice to the Partnership) in fulfillment of the obligations of NCMC to the Partnership, Investor, and the Special Limited Partner. In the event payments due hereunder are not paid by NCMC within ten days, the Partnership, Investor and/or the Special Limited Partner (the "Advancing Party"), has the right, without any obligation and without releasing NCMC to advance any such amounts required to be paid by NCMC. Such advances shall not be deemed a Voluntary Loan, but rather a loan to NCMC and, in addition to all other rights and remedies available to the Advancing Party, NCMC shall reimburse the Advancing Party the full amount of such funds advanced by it plus interest in such amount from the date so advanced at the rate per annum which is the lesser of (x) the rate equal to 2% over the Prime Rate, or
(y) the maximum rate permitted by the laws of the State. In the event there is any Cash Flow and/or Sale or Refinancing Transaction Proceeds which would otherwise be payable to NCQ pursuant to Section 9.2A or Section 9.2B of the Amended Partnership Agreement, the Partnership shall first apply such funds to any unpaid amounts owed the Special Limited Partner and/or Investor as the Advancing Party hereunder.


              2.4 NCMC may cause NCQ or the Operating
General Partner to perform any of NCMC's obligations under Paragraphs 2.1 or 2.2, which performance shall be deemed satisfaction of NCMC's obligation, but only to the extent so performed.


     3. Rescission Rights.


              3.1 NCMC covenants that more than 10% of all qualified expenditures of the Apartment Complex were incurred by December 31, 1992


              3.2 At Investor's election, any and all fees paid to NCQ and (including without limitation the Development Fee and Operating Deficit Fee) shall be returned to the Partnership and the transaction(s) contemplated by the Investment Agreement shall be rescinded if NCMC is in default under any of the terms of this Agreement and such default is not cured within ten days after notice from the Special Limited Partner or Investor.


              3.3  If Rental Achievement shall not have
occurred by December 31, 1994, or any of the grounds for rescission described in Paragraph 3.2 arises, NCMC shall notify Investor and the Special Limited Partner within 30 days thereafter, which notice (the "Rescission Notice") shall also automatically constitute an offer by NCMC to return all fees previously paid to it (or NCQ), and an offer by NCMC and the Partnership to rescind the transactions contemplated by the Investment Agreement, to return the Capital Contribution to Investor (together with interest thereon at the Prime Rate) and to pay all expenses incurred by Investor in connection with negotiating, entering into and acting under the Investment Agreement. If they wish to accept the foregoing offers (collectively, the "Offer"), Investor and the Special Limited Partner must send written acceptance of the Offer to NCMC within 60 days after such notice, but prior to the occurrence of Rental Achievement, in which event NCMC and the Partnership shall fulfill their obligations under the Offer within ten days after acceptance of the Offer. Furthermore, if NCMC fails to give the Rescission Notice as required above, Investor and the Special Limited Partner may, at their option, within 90 days, unilaterally give written notice of their election to rescind, which shall be deemed acceptance of the Offer that NCMC and the Partnership were required to make. Upon acceptance of the Offer, Investor and the Special Limited Partner shall have no further liability to the Partnership or NCQ and upon the return of the Capital Contribution, the Interests shall terminate and NCMC shall cause NCQ to forthwith cause an amendment to the Amended Partnership Agreement to be filed reflecting the withdrawal of Investor and the Special Limited Partner.


              3.4 Investor and the Special Limited Partner hereby confirm that neither has any intention as of the date of this Agreement to rescind the transactions contemplated by the Investment Agreement; provided, however, such present disinclination to effect a rescission shall not preclude Investor and the Special Limited Partner from accepting the Offer or unilaterally electing to rescind, all as set forth in Paragraph 3.3.


       4. Development Fee and Operating Default Fee.


              As consideration for the covenant of NCMC to advance funds to the Partnership under the circumstances described in this Agreement, the Partnership shall pay NCMC and NCQ, as their interests may appear, a Development Fee and an Operating Fee of $768,061 payable (I) $576,295 upon receipt by the Partnership of the portion of the Capital Contribution described in Paragraph 2.1(a) of the Investment Agreement and (ii) $191,766 upon receipt by the Partnership of the portion of the Capital Contribution described in Paragraph 2.1 (b) of the Investment Agreement.

       5. Other Provisions Incorporated by Reference.

              Paragraphs 8, 9, 10, 11, 12 and 14 of the
Investment Agreement are hereby incorporated by reference, and shall be fully applicable to this Agreement as if set forth herein in full, notwithstanding any subsequent termination of the Investment Agreement.


       EXECUTED by the duly authorized representatives of the undersigned parties as of the date first set forth above.


PARTNERSHIP:      SIGNATURE MIDWEST, L.P.,
                  a Missouri limited partnership


                  By NCQ North Oak, Inc.,
                  a California corporation,
                  General Partner


                     By /s/Leslie A. Filler
                       Its Secretary



NCMC: NATIONAL CAPITAL MANAGEMENT CORPORATION, a Delaware corporation


              By /s/Herbert J. Jaffe
                Its President


INVESTOR:     NATIONAL CORPORATE TAX CREDIT FUND.
              a California limited partnership


              By National Partnership Investments Corp.
              a California corporation.
              General Partner


              By /s/ Shawn Horwitz
                Its Executive Vice President



SPECIAL LIMlTED PARTNER:NATIONAL CORPORATE TAX CREDIT,INC.
                        a California corporation


                        By /s/ Shawn Horwitz
                          Its Executive Vice President